UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2016

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34735	26-1251524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 West Monroe, 27th Floor, Chicago, IL 60606

(312) 292-5000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Common Stock Offering

On July 18, 2016, Ryerson Holding Corporation (the “Company”) issued a press release announcing that it has commenced an underwritten public offering of 5,000,000 shares of its common stock.

The Company intends to use the net proceeds of the offering to repurchase, redeem, defease or otherwise repay portions of its outstanding indebtedness, including but not limited to, its outstanding 11.25% Senior Notes due 2018, from time to time. In addition, the Company has granted the underwriters a 30-day option to purchase up to 750,000 additional shares of common stock at the public offering price less underwriting discounts and commissions.

The shares are being offered pursuant to an effective shelf registration statement. Neither the press release nor this Current Report on Form 8-K constitutes an offer to purchase, a solicitation of an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

99.1	Press Release, dated July 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2016

RYERSON HOLDING CORPORATION

By:	/s/ Erich S. Schnaufer
	Name:	Erich S. Schnaufer
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 18, 2016